UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

GENERAL MOLY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32986 (Commission File Number)	91-0232000 (IRS Employer Identification No.)

1726 Cole Boulevard, Suite 115
Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of General Moly, Inc. (the “Company”) was held on June 16, 2011. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter are set forth below.  Stockholders voted in accordance with the Board of Directors’ recommendations on each matter and voted to elect all four nominees for director, approved, by advisory vote, the Company’s executive compensation, recommended, by advisory vote, that the Company hold an advisory vote on executive compensation annually, and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal #1  Election of Class I members of the Board of Directors

	For	Against	Abstain	Broker Non-Votes
Patrick M. James	43,410,468	1,988,375	64,683	24,449,401
Gary A. Loving	40,235,453	5,165,240	62,833	24,449,401
Richard F. Nanna	40,156,575	5,241,388	65,563	24,449,401
Gregory P. Raih	43,472,163	1,921,630	59,733	24,449,401

Proposal #2 Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
44,757,245	580,140	126,141	24,449,401

Proposal #3  Advisory vote on the frequency of the executive compensation vote

Every one-year	Every two- years	Every three-years	Abstain	Broker Non-Votes
43,188,215	333,613	1,655,558	286,140	24,449,401

Proposal #4 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011

For	Against	Abstain	Broker Non-Votes
69,732,949	82,656	97,322	—

On June 16, 2011, the Company issued a press release announcing the results of the annual meeting of stockholders.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Date: June 17, 2011	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer